        Filed electronically with the Securities and Exchange Commission on April 30, 2003.

                                                                FILE NO. 811-620
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 15

                                    -------

         ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                    200 Park Avenue, New York, New York 10166
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 573-9354

                                 James H. Bluck
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004
                     (Name and Address of Agent for Service)

================================================================================

                     ASSET MANAGEMENT FUND LARGE CAP EQUITY
                            INSTITUTIONAL FUND, INC.

                                   PROSPECTUS
                           O O O O O O O O O O O O O O
                                   May 1, 2003
                           O O O O O O O O O O O O O O
                                 A NO-LOAD FUND
                           O O O O O O O O O O O O O O
                               PRIMARY OBJECTIVE:
                              Capital Appreciation
                              SECONDARY OBJECTIVE:
                                     Income

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR
ENDORSED BY, ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER AGENCY.

THE OFFER AND SALE OF THE SECURITIES OFFERED BY MEANS OF THIS PROSPECTUS HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SHARES OF THE
FUND MAY BE OFFERED AND SOLD ONLY TO ELIGIBLE INSTITUTIONS WHOSE PRINCIPAL
OFFICES ARE LOCATED IN THE STATE OF NEW YORK AND MAY NOT BE TRANSFERRED, EXCEPT
TO ANOTHER ELIGIBLE INSTITUTION WHOSE PRINCIPAL OFFICE IS LOCATED IN THE STATE
OF NEW YORK.

This Prospectus does not constitute an offer in any state or jurisdiction outside the State of New York.

ADDITIONAL INFORMATION AND SHAREHOLDER INQUIRIES

A current Statement of Additional Information ("SAI") which provides more detail about the Fund is on file with the Securities and Exchange Commission as part of the Fund's registration statement on Form N-1A. The SAI is incorporated herein by reference, which means that it is legally considered part of this Prospectus.

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

The SAI, annual report and semi-annual report are available without charge upon request. To obtain a copy of the current SAI, annual or semi-annual report or other information about the Fund or to make shareholder inquiries:
Call:         800-527-3713
Write to:     Shay Financial Services, Inc.
              230 West Monroe Street, Suite 2810
              Chicago, Illinois  60606

You may view and copy the SAI and other information about the Fund by visiting the Securities and Exchange Commission's Public Reference Room in Washington,
DC, or by visiting the EDGAR Database on the Commission's Internet site at
http://www.sec.gov. Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference
Section, Washington, DC 20549-0102. You may also call the Commission at
202-942-8090 for information about the operation of the Commission's Public
Reference Room.

       YOU SHOULD READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE REFERENCE.

CONTENTS
                                               PAGE                                                 PAGE

 Eligible Institutions.........................  7    Dividends, Distributions and Federal Income

                                 ---------------
                                   KEY POINTS

ELIGIBLE INVESTMENT FOR NEW YORK SAVINGS BANKS: The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section
235 of the New York Banking Law and certain other Eligible Institutions, as defined below.

ELIGIBLE INSTITUTIONS: Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that have their principal offices within the State of New York. An "Eligible Institution" means: (i) a savings bank or savings and loan association organized under the laws of the
State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees or (vii) any insurance company or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

ELIGIBLE INVESTMENTS BY THE FUND: In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will invest only in securities in which a savings bank may invest.

OBJECTIVE: The Fund's primary investment objective is to achieve capital appreciation. The objective of income is secondary.

PRINCIPAL STRATEGIES: The Fund seeks to achieve these objectives by investing in a diversified portfolio of equity securities consisting primarily of common stocks of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Fund's Investment
Adviser. The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $5 billion. There is no assurance that the Fund in fact will achieve these objectives.

RISKS: All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are summarized below.

O  MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

O  PORTFOLIO MANAGEMENT RISKS. The Investment Adviser's skill will affect the ability of the Fund to achieve its investment objective. The strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions.
   Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

O  LIMITATIONS ON THE AMOUNT OF REDEMPTIONS. The amount that can be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

O  REGULATORY RISKS. All of the Fund's shareholders are financial institutions
   (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the types of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives. Regulatory changes also may affect the ability of Eligible
   Institutions to invest in the Fund, which could result in a reduction in the size of the Fund and have other adverse effects on the Fund.

INVESTMENTS NOT INSURED OR GUARANTEED: An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                               PERFORMANCE SUMMARY

      The bar chart and table shown below provide an indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year over a 10-year period and by showing how the Fund's average annual returns for one, three, five, and ten years compare to those of a broad-based securities market index. All returns assume reinvestment of dividends. The Fund's past performance is not necessarily an indication of how the Fund will perform in the future.

           YEAR-BY-YEAR TOTAL RETURNS (AS OF DECEMBER 31 OF EACH YEAR)

Best Quarter:     4th Quarter, 1998   +21.31%
Worst Quarter:    3rd Quarter, 2002   -12.67%

          AVERAGE ANNUAL TOTAL RETURNS (YEARS ENDED DECEMBER 31, 2002)

                                                          1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                          ------    -------    -------    --------
Asset Management Fund Large Cap
Equity Institutional Fund, Inc.

    Return before taxes...............................    -16.19%    -5.71%     2.84%     10.31%

    Return after taxes on distributions*..............    -17.12%    -6.96%     1.18%      7.01%

    Return after tax on distributions and sale of Fund
    shares*...........................................     -9.96%    -4.63%     2.22%      7.19%

S&P 500 Index (reflects no deduction for fees,
expenses or taxes)**..................................    -22.09%   -14.54%    -0.58%      9.34%

---------------
*  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

** The S&P 500 Index is the Standard & Poor's Composite Index of 500 Stocks,
   which is a commonly recognized unmanaged price index of 500 widely held common stocks. Unlike the Fund's returns, index returns do not reflect any fees, expenses or taxes.

                          FEES AND EXPENSES OF THE FUND

      THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND
HOLD SHARES OF THE FUND.

SHAREHOLDER FEES (fees paid directly from your investment)..................NONE

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)*

  Management Fees...........................................................0.74%
  Distribution or Service (12b-1) Fees......................................NONE
  Other Expenses............................................................0.49%
       Administration, Transfer Agent and Custodian Fees...........0.14%
       Professional and Directors' Expenses........................0.30%
       Insurance, Printing and Miscellaneous Expenses..............0.05%
  Total Annual Fund Operating Expenses......................................1.23%

---------------
*  Annual fund operating expense figures are for the fiscal year ended December
   31, 2002, and are expressed as a percentage of the Fund's average net assets.

EXAMPLE

      This Example is intended to help you compare the cost of investing in the
Fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

      The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, all dividends and distributions are reinvested and the Fund's operating expenses described in the preceding table remain the same as a percentage of net assets. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                    1 YEAR    3 YEARS    5 YEARS    10 YEARS
                    ------    -------    -------    --------

                    $125      $390       $676       $1,489

      The Fund does not charge any deferred sales charge or other redemption fee, and you would pay the same expenses shown in the example if you did not redeem your shares.

ELIGIBLE INSTITUTIONS                                  advisers with respect to
                                                       limitations, if any, imposed on its
   The Fund is designed as an                          investments in the Fund by
investment vehicle for New York                        applicable banking laws or
savings banks under Subdivision 26(e)                  regulations.
of Section 235 of the New York Banking
Law and certain other Eligible                         INVESTMENT OBJECTIVES AND STRATEGIES
Institutions, as defined below.
Shares of the Fund may be purchased                    INVESTMENT OBJECTIVES
and owned only by, and may be
transferred only to, Eligible                             The primary investment objective
Institutions that are resident in the                  of the Fund is to achieve capital
State of New York.  An Eligible                        appreciation for its shareholders.
Institution will be deemed to be a                     The objective of income is
resident of the State of New York only                 secondary.  There is no assurance
if it has its principal office within                  that the Fund will, in fact, achieve
the State of New York.  An "Eligible                   these objectives.
Institution" means:
                                                          The Board of Directors may change
o    a savings bank or savings and                     the Fund's investment objectives
     loan association organized under                  without shareholder approval
     the laws of the State of New York,                whenever in its judgment economic or
                                                       market conditions warrant.
o    a federal savings association
     organized under the laws of the                   ELIGIBLE INVESTMENTS
     United States,
                                                          In order to maintain the Fund as
o    a holding company owning a                        an eligible investment for New York
     majority of the outstanding                       savings banks under Subdivision
     shares of such a savings bank,                    26(e) of Section 235 of the New York
     savings and loan association or                   Banking Law, the Fund will not make
     savings association,                              any investment or engage in any
                                                       transaction which would cause the
o    a life insurance department of                    Fund's shares not to be eligible for
     any such savings bank, savings                    investment by savings banks under
     and loan association or savings                   the laws of the State of New York.
     association,                                      That law effectively limits the
                                                       types of investments the Fund may
o    a wholly- or majority-owned                       make by generally limiting savings
     subsidiary of any such savings                    banks to investing in investment
     bank, savings and loan                            companies that invest in securities
     association or savings                            in which a savings bank may itself
     association, including without                    invest.
     limitation a life insurance
     subsidiary,                                          As currently in effect, the New
                                                       York Banking Law and the Banking
o    a pension trust, fund, plan or                    Department's interpretations thereof
     agreement participated in by one                  permit the Fund to invest in common
     or more such savings banks,                       stocks of U.S. domestic corporations
     savings and loan associations,                    that are traded on a national
     savings associations or holding                   securities exchange or quoted on the
     companies to provide retirement                   National Association of Securities
     benefits, death benefits or                       Dealers Automated Quotation System,
     disability benefits for any or                    preferred stocks of U.S. domestic
     all of its or their active                        corporations that meet certain
     officers and employees, or                        financial tests and corporate
                                                       interest-bearing securities that are
o    any insurance company and any of                  not in default as to either
     its subsidiaries or any trust or                  principal or interest when acquired.
     other entity holding for the
     benefit of any of the foregoing                      Restrictions and policies of the
     or the policyholders of any such                  Fund that are based on the laws of
     insurance company or subsidiary.                  the State of New York applicable to
                                                       savings banks and savings and loan
   Federal law may further restrict                    associations may be changed by any
the ability of certain Eligible                        amendments to or changes in such
Institutions to invest in the Fund.                    laws or the regulations promulgated
Each Eligible Institution should                       thereunder or
consult its own

official interpretations of such laws                  taking this action, the Fund would
and regulations, without action by the                 reduce its exposure to fluctuations
Fund's shareholders.                                   and risks in the market for equity
                                                       securities and would increase its
PRINCIPAL INVESTMENT STRATEGIES                        exposure to fluctuations and risks
                                                       of the market for debt securities.
   The Fund invests primarily in                       These defensive actions would reduce
equity securities of U.S.-based                        the benefit from any upswing in the
companies whose growth, cash flow,                     equity markets and, if the
earnings and dividend prospects are                    Investment Adviser does not
promising and whose securities are                     correctly anticipate fluctuations in
reasonably priced and have the                         the equity and debt securities
potential for capital appreciation in                  markets, may not contribute to the
the opinion of the Investment                          achievement of the Fund's investment
Adviser.  Specifically, the Investment                 objective.
Adviser looks for companies with
strong balance sheets and sustainable                     To a limited extent, the Fund also
earnings growth.  In evaluating the                    may engage in other investment
prospects for a company's growth and                   practices.
earnings, the Investment Adviser
considers, among other things, the                        More information about the Fund's
company's historical performance and                   investments and strategies is
growth strategy, the growth rate of                    provided in the Statement of
the industries in which it operates                    Additional Information.
and the markets into which it sells,
the nature of its competitive                          PRINCIPAL RISKS
environment, technological
developments and trends in market                         All investments in equity mutual
share.  In attempting to determine                     funds, like the Fund, involve some
reasonable price levels for a                          level of risk.  Simply defined, risk
company's securities, the Investment                   is the possibility that you will
Adviser utilizes a variety of                          lose money or not make money.  The
measurement methods, including                         principal risk factors for the Fund
discounted cash flow analysis of                       are discussed below.  Before you
expected earnings streams and an                       invest, please make sure you
evaluation of the company's                            understand the risks that apply to
price-to-earnings ratio.                               your investment.

   The equity securities in which the                  MARKET AND INVESTMENT RISKS
Fund invests consist primarily of
dividend-paying common stocks of                          The value of the Fund's shares will
large-capitalization companies, i.e.,                  fluctuate in accordance with the
companies with market capitalizations                  value of the securities held in its
in excess of $5 billion.  The Fund may                 portfolio so that your shares, when
invest up to 20% of its assets in                      redeemed, may be worth more or less
equity securities of smaller                           than their original cost.  Declines
companies.  The equity securities in                   are possible in the overall stock
which the Fund may invest also include                 market or in the particular
common stocks that do not pay                          securities or types of securities
dividends, preferred stocks and                        held by the Fund, and it is possible
corporate debt securities convertible                  to lose money as a result of your
into common stock.                                     investment.

   Under normal market conditions, it                     The Fund may invest up to 20% of its
is the Fund's policy to invest at                      assets in the securities of
least 80% of its net assets (measured                  companies with market
at the time of such investment) in the                 capitalizations of less than $5
equity securities of                                   billion.  These companies carry
large-capitalization companies and, to                 additional risks because their
the extent reasonably practicable, at                  earnings tend to be less
least 80% of its assets in common                      predictable, their share prices are
stock.  However, if the Fund's                         more volatile and their securities
Investment Adviser deems it beneficial                 may be less liquid than the
for defensive purposes during adverse                  securities of larger companies.
market, economic or other conditions,
and subject to restrictions, if any,                   PORTFOLIO MANAGEMENT RISKS
imposed by the New York Banking Law,
the Fund may invest up to 100% of its                     The Investment Adviser's skill in
assets temporarily in non-equity                       choosing appropriate investments for the Fund
securities, such as investment grade                   will affect the ability of the Fund to
corporate bonds, commercial paper and                  achieve its investment objectives,
government securities.  In                             and the investment strategies employed by

the Fund may not match the                             PURCHASE OF FUND SHARES
performance of other strategies at
different times or under different                        Investors purchase shares at the
market or economic conditions.                         Fund's next-determined net asset
Accordingly, the Fund's performance                    value after the Fund receives your
for any period may differ from the                     order to purchase.  Orders to
performance of the overall market or                   purchase shares are not binding on
from other investments that may be                     the Fund until accepted by the
available to you.                                      Fund.  The Fund reserves the right
                                                       to reject any purchase order.
REGULATORY RISKS
                                                          Investors in the Fund pay no
   All of the Fund's shareholders are                  shareholder transaction fees, such
financial institutions (or                             as sales loads or exchange fees,
subsidiaries of, or holding companies                  when purchasing shares.
for, financial institutions) that are
regulated by state and/or federal                      PROCEDURES FOR OPENING AN ACCOUNT
law.  Changes in federal and state                     WITH THE FUND
regulations in effect from time to
time may affect the type of securities                    Accounts with the Fund may be
and other instruments in which the                     established by telephone.  To open
Fund may invest and, therefore, could                  an account, telephone the Fund's
adversely affect the ability of the                    Distributor, Shay Financial Services
Fund to achieve its investment                         Inc., at 800-527-3713.
objectives.
                                                       PROCEDURES FOR PURCHASING SHARES
   The ability of Eligible
Institutions to invest in the Fund                        Eligible Institutions may submit
(and the amounts that they may invest)                 purchase orders by telephone for
is subject to both federal and state                   their initial investment in the Fund
regulation.  Further regulatory                        or any subsequent investment.  To
restrictions on the ability of                         make an investment in the Fund,
Eligible Institutions to invest in the                 follow the instructions below under
Fund (or on the size of their                          the heading "Share Purchase
investments) could result in a                         Procedures."
reduction in the size of the Fund and
an increase the Fund's expense ratio,                  NEXT-DAY SETTLEMENT
affect the Fund's ability to achieve
economies of scale, result in a                           The Fund permits next-day
reduction in the Fund's investment                     settlement for shares purchased by
returns and adversely affect the                       telephone.  Next-day settlement
ability of the Fund to achieve its                     permits an Eligible Institution to
investment objectives.                                 place an order by telephone to
                                                       purchase Fund shares at the net
SHARE PRICE - NET ASSET VALUE                          asset value per share next
                                                       determined after receipt of the
   The price of the Fund's shares is                   order to purchase and to deliver
also referred to as its net asset                      payment for the order by wire
value or NAV per share.  The net asset                 transfer the following business
value per share of the Fund is                         day.  Payment must be in the form of
determined by computing the total                      federal funds or other immediately
value of all securities and other                      available funds and must be received
assets of the Fund, subtracting all of                 by the Fund's Custodian, The Bank of
its liabilities and then dividing by                   New York, prior to 4:00 P.M. New
the total number of shares of the Fund                 York City time on the next business
outstanding:                                           day after submission of the order to
                                                       purchase, or the order will be
   Net Asset Value = Total Assets - Liabilities        canceled.
                     ---------------------------
                    Number of Shares Outstanding          A purchase order is binding upon
                                                       the investor. If the Fund must
                                                       cancel your order because payment
   The Fund determines its net asset                   was not timely received, you will be
value per share as of 4:00 P.M., New                   responsible for the difference
York time.  Shares will not be priced                  between the price of the shares when
on days on which the New York Stock                    ordered and the price of the shares
Exchange is closed for trading.                        when the order is canceled, and for
                                                       any fees or other losses and
   The Fund uses market prices in                      expenses incurred by the Fund.  The
valuing portfolio securities, but may                  Fund may redeem shares from your
use fair value estimates if reliable                   account in an amount equal to the
market prices are unavailable.                         amount of the difference in share
                                                       price and the fees and other losses
                                                       and expenses incurred, if any,

and may retain the proceeds of the                     shares of the Fund at the net asset
redemption in satisfaction of your                     value per share determined at the
liability to the Fund.  You will                       close of business on the ex-dividend
continue to be responsible for any                     date.  The Fund will reinvest your
deficiency.  In addition, the Fund may                 dividends and capital gains
prohibit or restrict you from electing                 distributions unless you make a
next-day settlement in the future or                   contrary election at the time you
from making future purchases of the                    open your account.  You may change
Fund's shares.                                         an election at any time prior to a
                                                       record date for a dividend or
   Any funds received by the Fund in                   distribution by notifying the Fund
respect of a canceled purchase order                   in writing.
will be returned upon instructions
from the sender, after deduction of                    SHARE CERTIFICATES
any fees, losses or other amounts for
which you are responsible (as                             The Fund will not issue
described above), without any                          certificates representing the Fund's
liability to the Fund, the Investment                  shares unless you make a request in
Adviser, the Distributor or the                        writing directly to the Fund's
Custodian.  If it is not possible to                   Administrator.  Wire and telephone
return the funds the same day, you                     redemptions of shares held in
will not have use of the funds until                   certificate form are not permitted.
the next business day when it is
possible to effect the return
payment.  The Fund reserves the right
to reject any purchase order.

REINVESTMENT OF DIVIDENDS AND CAPITAL
GAINS DISTRIBUTIONS

   You may elect to have dividends and
capital gains distributions of the
Fund, when paid, reinvested in

                            SHARE PURCHASE PROCEDURES

                            INITIAL PURCHASE

TO OPEN AN ACCOUNT OR       Call the Fund at 800-527-3713.
OBTAIN INFORMATION

MINIMUM INVESTMENT          $20,000 minimum for initial investments. There is no
                            minimum for subsequent investments.

BY TELEPHONE                1. Call 800-527-3713 to submit a purchase order by
                            telephone and indicate the amount of the investment
                            or the number of shares you desire to purchase. All
                            purchases made by telephone must be paid by wire
                            transfer.

                            2. Wire funds using the wire instructions below.
                            Immediately available funds must be received by 4:00
                            P.M. New York City time on the next business day
                            after the order is submitted or the order will be
                            canceled.

METHOD OF PAYMENT AND       All payments must be made by wire transfer.
WIRE INSTRUCTIONS
                            First, call 800-527-3713 to notify the Fund that you
                            intend to purchase shares by wire and to verify wire
                            instructions. Then, wire funds care of The Bank of
                            New York, New York, NY:

                            ABA#:  021000018
                            A/C 8900403179
                            From:  (NAME OF INVESTOR/SHAREHOLDER)
                            TIN:    (SHAREHOLDER'S TAXPAYER IDENTIFICATION NUMBER)
                            Account Number:  (INVESTOR'S ACCOUNT NUMBER IN THE FUND)
                            For purchase of:  Asset Management Fund Large Cap Equity Institutional Fund, Inc.
                            Amount:  (AMOUNT TO BE INVESTED)
                            Ref. 110AF and (SHAREHOLDER NAME AND ACCOUNT NUMBER)

REDEEMING SHARES
                                                          Redemption requests should be
   You may withdraw any part of your                   directed to the Fund's Distributor:
account at any time by redeeming
shares (subject to the conditions and                  By telephone:       800-527-3713
limited exceptions described below).
You must provide the Fund with                         By mail or
certified resolutions of your Board of                 overnight courier   Shay Financial
Directors or Board of Trustees (or                                         Services, Inc.
other documentation satisfactory to                                        re:  Asset Management Fund
the Fund) identifying persons who are                                           Large Cap Equity Institutional
authorized to effect redemptions on                                             Fund, Inc.
your behalf.                                                                    230 West Monroe Street
                                                                                Suite 2810
   Investors in the Fund pay no                                                 Chicago, IL  60606
shareholder transaction fees, such as
redemption fees or exchange fees, when                   Upon the receipt of such request
redeeming shares.                                      in good order as described below,
                                                       you will receive from the Fund the
   You may make redemption requests in                 net asset value of the redeemed
writing or by telephone.  If share                     shares which will be determined in
certificates were issued to you for                    accordance with the procedures
the shares to be redeemed, the share                   described below under "LIMITATION ON
certificates must accompany the                        THE AMOUNT OF REDEMPTIONS."
redemption request.  Procedures for
redeeming shares are described below.                  LIMITATION ON THE AMOUNT OF
                                                       REDEMPTIONS
   Shares are redeemed at their net
asset value per share next determined                     The amount that you can redeem
after receipt by the Fund of the                       from the Fund on any day is limited
request for redemption and all other                   to the greater of 2,500 shares or
necessary documentation IN GOOD ORDER,                 10% of the total number of shares
including share certificates, if any,                  you own at the time the request for
for the shares being redeemed, except                  redemption is made.
for certain large redemptions
described below under "LIMITATION ON                      If a request for redemption
THE AMOUNT OF REDEMPTIONS."                            exceeds the greater of 2,500 shares
                                                       or 10% of the total number of shares
                                                       you own, the redemption price for
                                                       shares up to this

limit will be the net asset value                      genuine, and the investor will
per share next determined after                        bear any loss.  The Fund may record
receipt by the Fund of the request for                 all calls.
redemption and all other necessary
documentation.  The computation of net                    During periods of substantial
asset value of any excess number of                    economic or market change, telephone
shares included in your redemption                     redemptions may be difficult to
notice will be made at 4:00 P.M., New                  complete.  Shares may be redeemed by
York time, on the business day next                    mail if you are unable to contact
succeeding the date of the first                       the Fund by telephone.
computation, subject to the maximum
limitation of the greater of 2,500                     WRITTEN REDEMPTION REQUESTS
shares or 10% of the total number of
shares owned on the date of giving                        To be in good order, written
such notice, with continuing like                      redemption requests must be signed
computations on each succeeding                        EXACTLY as the account is registered
business day, until the net asset                      by ALL persons in whose names the
value for all shares for which notice                  account is held and must include the
has been received has been so                          following information and documents:
determined.
                                                       o    the account number from which
   The procedures for computation of                        shares are to be redeemed,
redemption prices for large
redemptions may be waived by the Board                 o    the dollar value or number of
of Directors in the event that it                           shares to be redeemed,
determines that such restrictions are
not in the best interests of the Fund                  o    the shareholder's phone number,
and its shareholders.
                                                       o    the signatures of ALL account
   The redemption price will be paid                        owners EXACTLY as registered on
by the Fund within seven business days                      the account,
after receipt of the notice of
redemption in good order by the                        o    any certificates you are
Distributor, provided that the                              holding for the shares being
certificates for the shares to be                           redeemed.
redeemed, if any, have been
surrendered duly endorsed for                          PAYMENT (WIRING) OF REDEMPTION
transfer, guaranteed and delivered to                  PROCEEDS
the Distributor or to the Fund's
Transfer Agent.  In the event that the                    Redemption proceeds will be wired
net asset value of any shares is                       to your bank or other account shown
computed on a day other than the day                   on the Fund's records.
of delivery of notice of redemption,
then the redemption price of such                         Changes in the bank account for
shares will be paid by the Fund within                 delivery of redemption proceeds must
seven business days after such day of                  be made by written instructions
computation.                                           signed by an authorized person.

TELEPHONE REDEMPTIONS                                  EXCEPTIONS TO OBLIGATION TO REDEEM

   You may redeem shares by telephone                     Redemptions may be suspended, and
by calling the Fund at 800-527-3713.                   the date of payment postponed, if:
Telephone redemption instructions must
include your account number in the                     o    trading on the New York Stock
Fund and the dollar amount or number                        Exchange is suspended or
of shares to be redeemed.                                   restricted,

   Telephone redemption requests are                   o    an emergency makes
not available for shares for which                          determination of net asset
share certificates have been issued.                        value or disposition of
                                                            portfolio securities not
   The Fund will employ reasonable                          reasonably practicable, or
procedures to confirm that
instructions communicated by telephone                 o    the Securities and Exchange
are genuine.  These procedures may                          Commission by order permits
include, among other things, matching                       suspension for the protection
the name and title of the person                            of shareholders.
making a redemption request to the
list of persons authorized by the                         Redemptions also may be limited,
shareholder to effect transactions in                  and the date of payment postponed,
its account.  The Fund reserves the                    as described above under "LIMITATION
right to refuse a telephone redemption                 ON THE AMOUNT OF REDEMPTIONS."
if it believes it advisable to do so.
Assuming the Fund's security                              The right of redemption may also
procedures are followed, neither the                   be suspended or payment in
Fund nor the Fund's Administrator,                     satisfaction of redemptions
Transfer Agent or Distributor will be                  postponed for such other periods as
responsible for the authenticity of                    may be established by the Board of
redemption instructions received by                    Directors if the Board of Directors
telephone and believed to be                           determines that it is contrary to
                                                       the best interests of

the Fund and its other shareholders                    your after-tax returns may differ
to commit the Fund to an earlier                       from those reported by the Fund.
repurchase of any or all shares
offered for redemption.  Such                          DIVIDENDS, DISTRIBUTIONS AND FEDERAL
determination will be made only when                   INCOME TAX STATUS
the Board of Directors expressly
concludes that by reason of the number                 DIVIDEND POLICY
of shares to be redeemed or the
condition of the securities markets,                      The Fund pays dividends of net
there is doubt as to the ability of                    investment income (generally income
the Fund to liquidate sufficient                       from dividends and interest, less
assets to raise the necessary funds                    expenses), if any, quarterly.  The
within an earlier time without undue                   Fund usually makes distributions of
sacrifice and that the existence of                    net long-term capital gains, if any,
extraordinary conditions requires                      realized during a fiscal year in
adoption of an emergency measure.                      December of that fiscal year.

   Requests for redemption received                       The Fund's dividend distribution
during a period when the right to                      from net investment income will vary
redeem is suspended may be withdrawn                   with the amount of dividend and
at any time until redemptions are                      other investment income received,
recommenced.                                           and the expenses incurred, by the
                                                       Fund.  In periods of relatively low
REDEMPTION IN KIND                                     dividend and interest rates, the
                                                       Fund's dividend and interest income
   The Fund reserves the right to make                 may not exceed the Fund's expenses,
a "redemption in kind" - payment in                    so that dividend distributions may
portfolio securities rather than cash                  not occur or may be low.
- if the Board of Directors determines
that, by reason of the closing of the                  TAX STATUS; TREATMENT OF DIVIDENDS,
New York Stock Exchange or otherwise,                  DISTRIBUTIONS, GAINS AND LOSSES
the orderly liquidation of securities
owned by the Fund is impracticable, or                    TAX STATUS OF THE FUND.  The Fund
payment in cash would be prejudicial                   has elected to qualify, and intends
to the best interests of the remaining                 to remain qualified, as a regulated
shareholders of the Fund.  The                         investment company under Subchapter
Statement of Additional Information                    M of the Internal Revenue Code.  The
contains supplementary details                         Fund intends to distribute all of
concerning redemption in kind.                         its net investment income and
                                                       capital gains to shareholders.
                                                       Assuming that it is so qualified and
UNDERSTANDING PERFORMANCE                              makes such distributions, the Fund
                                                       will not be subject to federal
   From time to time the Fund reports                  income tax on the net investment
performance information in the form of                 income and capital gains
total return and average annual total                  distributed.  If the Fund failed to
return before taxes.  See, for                         qualify as a regulated investment
example, "PERFORMANCE SUMMARY" at                      company or failed to meet certain
pages 4 - 5 of this Prospectus.  Total                 90% distribution requirements, it
return shows the change in the value                   would be taxed as an ordinary
of an investment in the Fund over a                    corporation.  Even if it meets these
specified period of time (such as one,                 qualifications, if the Fund did not
three, five or ten years), assuming                    distribute 98% of its ordinary
reinvestment of all dividends and                      income and 98% of its capital gain
distributions and after deduction of                   net income, it would be subject to a
all applicable charges and expenses                    non-deductible 4% excise tax on the
without taking into account any                        amount required to be but not
federal, state or local income taxes                   distributed.
that you may pay.  The Fund's average
annual total return represents the                        The following is a discussion of
annual compounded growth rate that                     selected federal income tax
would produce the total return                         considerations that may affect
achieved over the period.  The Fund                    shareholders of regulated investment
also may report after-tax returns                      companies generally.  It does not
which reflect federal income taxes on                  purport to deal with all aspects of
dividends and distributions and taxes                  U.S. federal income taxation that
on capital gains upon redemption of                    may be relevant to the Fund's
shares.  The after-tax performance                     shareholders.  Special rules may
information reported by the Fund is                    apply to financial institutions and
calculated using the historical                        life insurance companies.  Because
highest INDIVIDUAL federal marginal                    everyone's tax situation is unique,
income tax rates, as required by rules                 you are urged to consult your tax
of the Securities and Exchange                         professional regarding the federal,
Commission, and does not take into                     state and local tax consequences
account any state or local income                      that may be applicable to you.
taxes that you may pay.  Actual
after-tax returns depend on an                            TAXATION OF DIVIDENDS AND
investor's tax situation and                           DISTRIBUTIONS.  In general, all
                                                       dividends out of net investment income,

together with distributions of                         PORTFOLIO MANAGEMENT
short-term capital gain, are taxable
as ordinary income to shareholders                     INVESTMENT ADVISER
whether or not reinvested.  Any net
long-term capital gain distributed to                     Shay Assets Management, Inc. (the
shareholders are treated as long-term                  "Investment Adviser") makes the
capital gains to such shareholders,                    investment decisions for the Fund,
whether or not reinvested and                          subject to policies established by
regardless of the length of time a                     the Fund's Board of Directors, and
shareholder has owned its shares.                      is responsible for placing purchase
Long-term capital gains earned by                      and sale orders for portfolio
corporate shareholders will be taxed                   securities and other investments.
at the same rate as ordinary income.
A portion of dividends paid from net                      Shay Assets Management, Inc. is a
investment income attributable to                      registered investment adviser under
dividends from domestic corporations                   the Investment Advisers Act of 1940
may qualify for the dividends-received                 and serves as investment adviser to
deduction for corporate shareholders.                  Asset Management Fund, a registered
Shareholders that are tax-exempt                       investment company comprising six
entities generally will not be taxed                   fixed-income portfolios with
on amounts distributed to them by the                  aggregate net assets of
Fund.                                                  approximately $4.7 billion at
                                                       December 31, 2002, and as investment
   The Fund expects to pay dividends                   adviser to M.S.B. Fund, Inc., which
quarterly and capital gain                             had net assets at December 31, 2002,
distributions annually, but there can                  of approximately $50 million.
be no assurance that there will be
such dividends or distributions.                          The Investment Adviser's
Dividends or capital gains                             principal office is located at 230
distributions declared in October,                     West Monroe Street, Chicago,
November or December with a record                     Illinois 60606.  The Investment
date in such a month and paid during                   Adviser is controlled by Rodger D.
the following January will be taxable                  Shay, who is a Vice President of the
as if received by shareholders on                      Fund.  Shay Assets Management, Inc.,
December 31 of the calendar year in                    together with its predecessor, Shay
which such dividends or distributions                  Assets Management Co., has served as
are declared.  The Fund will notify                    the Fund's investment adviser since
shareholders after the close of its                    May 19, 1995.
fiscal year of the dollar amount and
the taxable status of that year's                      INVESTMENT ADVISER'S FEE
dividends and distributions.
                                                          The Fund pays the Investment
   Shareholders buying shares                          Adviser a graduated investment
immediately prior to a distribution                    management fee.  The fee is computed
should note that the distribution will                 at the annual rate of 0.75% of the
be taxable to them even though the                     first $100,000,000 of the Fund's
purchase price of the shares will have                 average daily net assets and 0.50%
included the amount of the forthcoming                 of the Fund's average daily net
distribution.                                          assets in excess of $100,000,000.
                                                       The fee payable to the Investment
   TAXATION OF GAINS AND LOSSES UPON                   Adviser is reduced to the extent the
SALE OR REDEMPTION.  Any gain or loss                  expenses of the Fund (exclusive of
realized upon a sale or redemption of                  legal, audit and directors' fees and
Fund shares held as capital assets by                  expenses) exceed 1.10% of the Fund's
a non-corporate shareholder that is                    average daily net assets during any
not tax-exempt or eligible for                         fiscal year.  This limitation did
preferable tax treatment will                          not result in any reduction of the
generally be treated as long-term                      Investment Adviser's fee during
capital gain or loss subject to tax at                 2002.  The total amount paid by the
a maximum rate of 20% if the shares                    Fund in 2002 in respect of
have been held for more than one year,                 investment advisory services was
and otherwise will be treated as                       0.74% of the Fund's average net
short-term capital gain or loss.                       assets.
However, any loss realized on the sale
or redemption of Fund shares that have                 PORTFOLIO MANAGEMENT
been held for six months or less will
be treated as long-term capital loss                      Mr. John J. McCabe, Senior Vice
to the extent of the amount of any                     President and Chief Investment
capital gains dividend received by the                 Strategist of the Investment
shareholder with respect to such                       Adviser, provides macro-economic
shares.                                                advice in connection with the
                                                       management of the Fund.  Mr. McCabe
   In order to avoid withholding tax                   has been a part of the portfolio
on any dividends, capital gain                         management team for the Fund since
distributions and redemption proceeds,                 1991.  He joined the Investment
a shareholder must certify that the                    Adviser in May 1995 and prior
taxpayer identification number                         thereto, he served as Senior Vice
provided to the Fund is correct and                    President and Chief Investment
that the shareholder is not currently                  Officer of Nationar, the Fund's
subject to backup withholding or is                    former investment adviser.
exempt from backup withholding.                        Mr. McCabe is a director and past
                                                       President of the New York Society of Security

   Analysts, a past director of the                       BISYS also serves as the transfer
Financial Analysts Federation and a                    agent and registrar for the Fund's
member and founding Governor of the                    shares.
Association for Investment Management
and Research.                                             CUSTODIAN.  The Bank of New York
                                                       (the "Custodian"), New York, New
   Mr. Mark F. Trautman, Vice                          York, is the custodian of the Fund's
President of the Investment Adviser,                   investments.
is primarily responsible for the
day-to-day management of the Fund's                    DISTRIBUTOR
portfolio investments.  Mr. Trautman
has been responsible for the                              Shay Financial Services, Inc.
management of the portfolio since                      (the "Distributor") acts as the
1993.  He joined the Investment                        distributor of the Fund.  The
Adviser in May 1995 and prior thereto,                 Distributor's principal office is
he served as Director of Mutual Fund                   located at 230 West Monroe Street,
Investments for the Fund's former                      Chicago, Illinois 60606.  The
investment adviser, Nationar.                          Distributor is controlled by Rodger
Mr. Trautman also has served as the                    D. Shay, a Vice President of the
portfolio manager of M.S.B. Fund, Inc.                 Fund.  The Fund has authorized the
since 1993.  From January 1992 through                 Distributor to undertake certain
March 1993 he served as Senior Equity                  activities in connection with the
Analyst for the two funds.                             sale of shares of the Fund,
                                                       including informing potential
ADMINISTRATOR, TRANSFER AGENT AND                      investors about the Fund through
CUSTODIAN                                              written materials, seminars and
                                                       personal contacts.  The Distributor
   ADMINISTRATOR AND TRANSFER AGENT.                   does not receive any compensation
BISYS Fund Services Ohio, Inc.                         from the Fund for these activities.
("BISYS" or the "Administrator" or the
"Transfer Agent"), 3435 Stelzer Road,
Columbus, Ohio 43219, acts as
administrator of the Fund.

                              ASSET MANAGEMENT FUND
                    LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

                                                     ----------------------------------------------------------

PRIMARY OBJECTIVE:
Capital Appreciation                                         STATEMENT OF ADDITIONAL INFORMATION

SECONDARY OBJECTIVE:  Income                                 May 1, 2003

                                                        This Statement of Additional Information is not a
THE OFFER AND SALE OF THE SECURITIES OFFERED BY         prospectus.  You should read this document in
MEANS OF THIS STATEMENT OF ADDITIONAL                   conjunction with the Prospectus of the Fund, dated
INFORMATION HAVE NOT BEEN REGISTERED UNDER THE          May 1, 2003. This document incorporates by
SECURITIES ACT OF 1933, AS AMENDED.  SHARES OF          reference the Prospectus and the financial
THE FUND MAY BE OFFERED AND SOLD ONLY TO                statements, accompanying notes and report of
ELIGIBLE INSTITUTIONS WHOSE PRINCIPAL OFFICES           independent auditors appearing in the Annual
ARE LOCATED IN THE STATE OF NEW YORK AND MAY            Report of the Fund for the year ended December 31,
NOT BE TRANSFERRED, EXCEPT TO ANOTHER ELIGIBLE          2002.  You may obtain a copy of the Prospectus and
INSTITUTION WHOSE PRINCIPAL OFFICE IS LOCATED           the Annual Report from the Fund without charge at
IN THE STATE OF NEW YORK.                               the above address or by calling 800-527-3713.

                                                     ----------------------------------------------------------

CONTENTS

     Fundamental Investment Policies-- Investment Restrictions Regarding

THE FUND

            Asset Management Fund Large Cap Equity Institutional Fund, Inc. (the
"Fund") is a diversified, open-end management investment company organized as a
New York corporation. The Fund was incorporated under the laws of the State of
New York on October 29, 1952. The name of the Fund was changed from
"Institutional Investors Capital Appreciation Fund, Inc." to its current name on
April 28, 2003.

INVESTMENT OBJECTIVES, POLICIES, AND RISKS

INVESTMENT OBJECTIVES

            The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. The
Fund seeks to achieve these objectives by investing primarily in common stocks of companies whose growth, earnings and dividend prospects are promising and whose securities are reasonably priced and have potential for capital appreciation, in the opinion of its Investment Adviser. There is no assurance that the Fund will, in fact, achieve its investment objectives.

RISKS

            All investments in equity mutual funds, like the Fund, involve some level of risk.

            MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund.

            The Fund may invest up to 20% of its assets in the securities of companies with market capitalizations of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

            Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

            The Fund may invest from time to time in convertible debt securities and may, under abnormal market conditions, invest up to 100% of its assets in fixed income securities. See "--INVESTMENTS UNDER ABNORMAL MARKET CONDITIONS" in
this Statement of Additional Information. Investments in fixed income securities expose the Fund to the risk that interest or principal may not be paid in a timely manner. In addition, prices of fixed income securities tend to move inversely with changes in interest rates. An increase in interest rates will result in a drop in the prices of fixed income securities, which could adversely affect the Fund's share price.

            PORTFOLIO MANAGEMENT RISKS. The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the
Fund to achieve its investment objective, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

ADDITIONAL INVESTMENT STRATEGIES

            In addition to the principal investments and investment strategies described in the Prospectus (see "Investment Objective and Strategies" in the
Prospectus), the Fund may also invest in preferred stocks and corporate debt securities convertible into common stock. It is not expected that the Fund's holdings of convertible debt securities would ordinarily exceed 5% of the Fund's assets. Additionally, the Fund invests its non-committed cash primarily in commercial paper or, to the extent permitted under the New York Banking Law and the rules and regulations thereunder, the shares of money market mutual funds registered as investment companies under the Investment Company Act and maintaining a stable net asset value per share. The Fund's investments in commercial paper ordinarily consist of commercial paper rated "Prime-2" or better by Moody's Investors Services, Inc. or rated "A-2" or better by Standard
& Poor's Corporation. The Fund's investments in commercial paper typically mature overnight. The Fund may also write covered options. See "--Writing
Covered Call Options."

            The amount that the Fund may invest in any one money market mutual fund may not exceed 3% of the total outstanding voting stock of the money market fund or 5% of the total value of the assets of the Fund, and all such investments may not exceed 10% of the total value of the assets of the Fund. Any money market mutual fund in which the Fund may invest will incur certain expenses, which may include investment advisory fees, administration, custody, audit and legal fees, among others. The return on an investment in a money market mutual fund will be net of any such expenses incurred by the money market fund, and, accordingly, the return on an investment in a money market mutual fund may be less than the return that could be achieved by investing in money market instruments directly.

INVESTMENTS UNDER ABNORMAL MARKET CONDITIONS

            Under normal market conditions, it is the Fund's policy to invest at least 80% of its net assets (measured at the time of such investment) in the equity securities of large-capitalization companies and, to the extent reasonably practicable, at least 80% of its assets in common stock. However, if the Fund's Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment
Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

FUNDAMENTAL INVESTMENT POLICIES -- INVESTMENT RESTRICTIONS REGARDING PORTFOLIO SECURITIES

            The following restrictions are fundamental policies and cannot be changed without approval of a majority of the Fund's outstanding voting securities. As a matter of fundamental policy, the Fund may not:

o  purchase securities of an issuer if such purchase would cause more than 25%
   of the value of the Fund's total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

o  purchase securities of an issuer if such purchase would cause more than 5% of any class of securities of such issuer to be held by the Fund;

o  purchase securities of an issuer (other than obligations of the United States and its instrumentalities) if such purchase would cause more than 5% of the
   Fund's total assets, taken at market value, to be invested in the securities of such issuer;

o  invest in any issuer for the purpose of exercising control of management;

o  underwrite securities of other issuers;

o  purchase or sell real estate or real estate mortgage loans;

o  deal in commodities or commodities contracts;

o  loan money, except that, subject to the restrictions, if any, imposed by the
   New York Banking Law, the Fund may (A) purchase debt obligations and (B) make sales of federal funds (loans maturing in fewer than seven days to depository institutions and generally made through the Federal Reserve System);

o  purchase on margin or sell short any security, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

o  borrow money or mortgage or pledge any of its assets, except that the Fund may borrow money from banks for temporary or emergency (but not leveraging)
   purposes in an amount up to 5% of the Fund's total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

o  purchase or retain securities of an issuer if any officer, director or employee of, or counsel for, the Fund is an officer, director or employee of such issuer; or

o  write, purchase or sell puts, calls or combinations thereof, except that the
   Fund may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

            In addition to the foregoing, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New
York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest. As currently in effect, the New York Banking Law and the Banking Department's
regulations thereunder and interpretations thereof operate to limit investment by the Fund to "qualified equity securities" and "qualified debt securities" in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A
"qualified equity security" means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock
Exchange or for which representative high and low bid prices are regularly quoted on the National Association of Securities Dealers Automated Quotation
System. A "qualified debt security" means a debt security which is not in default as to either principal or interest when acquired. The Fund's investments under the "prudent man" regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities except to the extent otherwise permitted by the Banking
Department.

            Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

OTHER INVESTMENT RESTRICTIONS

            In addition to the restrictions identified above as "Fundamental
Policies", the Fund may not:

o  invest in securities of any other investment company, except for (i)
   securities of investment companies acquired as part of a merger, consolidation or other acquisition of assets, and as may be consistent with applicable banking laws of the State of New York and (ii) equity securities of investment companies that operate as money market funds maintaining a stable net asset value per share pursuant to the rules of the Securities and
   Exchange Commission, which investments shall be subject to the limitations on investments in other investment companies set forth in the Investment Company
   Act of 1940 and the applicable rules and regulations thereunder and provided that investments in such money market mutual funds are permitted under the
   Banking Law and the rules and regulations thereunder;

o  purchase any security if, as a result of such transaction, more than 10% in the aggregate of the Fund's total assets (at current value) would be invested in (A) securities restricted as to disposition under federal securities laws and (B) securities for which there are no readily available market quotations;

o  participate on a joint or joint and several basis in any trading account in securities; or

o  invest in the securities of issuers which, together with any predecessors, have a record of less than three years of continuous operation.

Investment policies and restrictions that are not "fundamental" may be changed without a vote of the shareholders.

ISSUANCE OF SENIOR SECURITIES

            The Fund does not issue senior securities, except that it may borrow money for temporary administrative or liquidity (but not leveraging) purposes, as described above under "FUNDAMENTAL INVESTMENT POLICIES -- INVESTMENT
RESTRICTIONS REGARDING PORTFOLIO SECURITIES." The Fund may borrow only from banks up to an amount not in excess of 5% of the value of the Fund's total assets at the time of the loan, repayable in not more than 60 days. This policy is a fundamental investment policy of the Fund and may not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Fund.

WRITING COVERED CALL OPTIONS

            COVERED CALL OPTIONS. The Fund may engage in writing (i.e., selling)
call options listed on organized securities exchanges with respect to securities owned by the Fund (called "covered" options). Except in the circumstances described below, the Fund will not sell any security subject to a call option written by the Fund so long as that option is outstanding. Call options are currently listed on the Chicago Board Options Exchange and the New York,
American, Midwest and Pacific Stock Exchanges. A call option gives the purchaser the right to buy a security from the Fund at a fixed price (the "exercise price") at any time prior to the expiration of the option contract regardless of the market price of the security at that time. In return for such right, the purchaser pays the Fund a premium, which the Fund retains whether or not the purchaser exercises the option. The premium represents consideration to the Fund for undertaking the option obligation and thereby foregoing (during the period of the option) the opportunity to profit from an increase in the market price of the underlying security above the exercise price. For example, assume the Fund owns 100 shares of XYZ and, at a time when the market price of XYZ was $50 per share, the Fund wrote a six month call option on those shares at an exercise price of $50 for a premium of $500 (less transaction costs). If the price of XYZ declined to $40 per share the call would likely not be exercised. The 100 XYZ shares would have declined $1,000 in value and the Fund would have received income in the amount of $500. On the other hand, should the price of XYZ rise to
$60 per share the call would likely be exercised with the result that, in exchange for the $500 premium, the Fund would have foregone the $1,000 appreciation on the underlying shares.

            When the Fund writes an option the securities subject to the option will be segregated or otherwise held for delivery in accordance with the requirements of any applicable securities exchange. The Fund may purchase call options only for the purpose of closing out a previous option commitment (called a "closing purchase transaction"). A closing purchase transaction is made by buying an option with identical terms as an option previously written, resulting in the cancellation of the Fund's previous option obligation. If the Fund wishes to sell securities on which it has options outstanding it would execute a closing purchase transaction prior to selling the securities. A profit or loss may be realized on a closing purchase transaction if the amount paid to purchase a call option previously written is less or more than the amount received from its sale.

            The writing of covered call options involves certain risks. An option position may be closed out only on an exchange that provides a market for an option of the same series. Although the Fund will generally write only those call options for which there appears to be an active market, there is no assurance that an active market on an exchange will exist for any particular option at any particular time. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it would, as a result, be subject to any price decline in the underlying security. If such a situation were to arise, the Fund's Investment Adviser would determine whether to hold the underlying securities and risk depreciation in their market value or to sell the securities and substitute cash or other securities as collateral for the option obligation.

            In general, premiums received on options that are not exercised and gains or losses realized on closing purchase transactions are treated as short-term capital gains or losses. When an option is exercised the premium is added to the exercise price and the resulting gain or loss is characterized as a short- or long-term capital gain or loss depending on the holding period of the underlying securities. In general, brokerage commissions associated with buying and selling call options are higher than those associated with other securities transactions.

            The Board of Directors has directed the Fund's Investment Adviser to write options only in situations where the exercise price plus the premium (less transaction costs) would, at the time the option is written, equal a price at which the Investment Adviser would recommend selling the underlying securities because of fundamental investment considerations. Consequently, the Fund does not believe that option writing has a material effect on the Fund's portfolio turnover rate, and the Fund believes that option writing may contribute both to the capital appreciation and income objectives of the Fund. In addition, the
Board of Directors has directed the Investment Adviser to restrict option writing so that no more than 15% of the Fund's total assets may be subject to outstanding options at any time. The Board of Directors may change these restrictions whenever such changes appear to be in the best interest of the
Fund.

PORTFOLIO TURNOVER

            Although the Fund does not intend to engage in substantial short-term trading, it may, in order to take advantage of new investment opportunities or to preserve gains or limit losses, sell portfolio securities without regard to the length of time that they have been held. The Fund's annual portfolio turnover rate was 21%, 21% and 17% in 2000, 2001 and 2002, respectively. The portfolio turnover rate is determined by dividing the amount of the lesser of the purchases or sales during the year by the average value of the Fund's portfolio securities during such year. The portfolio turnover rate of the Fund is not normally expected to exceed 75% but may do so if the Fund's investment objectives and policies in the light of market conditions require more frequent trades.

PURCHASE AND REDEMPTION OF SHARES

            PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

            PURCHASE AND REDEMPTION AT NET ASSET VALUE. Investors may purchase shares of the Fund at the Fund's net asset value per share next determined after receipt of an order for purchase as described in the Prospectus.

            Investors may redeem shares of the Fund at the Fund's net asset value per share. However, the amount that can be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

            If a request for redemption exceeds the greater of 2,500 shares or
10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00
P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or
10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

            The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

            DETERMINATION OF NET ASSET VALUE. Net asset value per share of the
Fund is determined as of 4:00 P.M., New York time. The Fund computes its net asset value once daily on days the New York Stock Exchange is open for trading.
Purchase orders received prior to 4:00 P.M., New York time, on a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on such day. Orders received after 4:00 P.M., New York time, on a trading day or on a day that is not a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on the next trading day.

            The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding. For purposes of such computation, a security listed on a national securities exchange is valued at the last reported sale price thereof on the exchange where the security is principally traded. A security traded on the
NASDAQ National Market System is valued at the "Official Closing Price" as reported by NASDAQ. If no trade occurs on such exchange or system on the date of computation, such security will be valued at the mean of the last bid and asked prices on such day on such exchange or system.

            Securities not listed on a national securities exchange or on the
NASDAQ National Market System but traded in an over-the-counter market are valued at the average of the last bid and asked prices prior to the computation.
Short-term interest-bearing investments for which market quotations are not available are valued at cost plus discount earned, which the Board of Directors has determined to be fair value. Other securities are valued at their fair value, as determined in good faith by the Board of Directors of the Fund.

            Securities underlying outstanding call options written by the Fund are valued at their market price as determined above. Premiums received on the sale of call options are included in net asset value; however, the current market value of outstanding options written by the Fund is deducted in computing net asset value. The current market value of an option listed on an organized securities exchange is based on the last sale price on such exchange prior to
4:00 P.M., New York time, or, if none, the mean of the last bid and asked prices as of 4:00 P.M., New York time.

            PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

            REDEMPTION IN KIND. The Fund reserves the right to make redemption payments, in whole or in part, in kind, in securities or other assets of the
Fund. Payment in kind will be made only if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. In making a redemption in kind, the Fund reserves the right to select from each portfolio holding a number of shares that will reflect the portfolio make-up and the value of which (determined on the same basis used to compute the net asset value of the shares being redeemed) will approximate the value of the Fund shares being redeemed or to select from one or more portfolio investments shares approximately equal in value to the total value of the Fund shares being redeemed. Any shortfall will be made up in cash.

            Investors receiving an in-kind redemption payment will incur a brokerage charge on the disposition of the securities through a broker.

PERFORMANCE INFORMATION

            The following table sets forth the total return on an investment in the Fund for the one-, three-, five- and ten-year periods ended December 31,
2002, and the average annual total return (before and after federal income taxes) for such periods:

             ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.
                                    TOTAL RETURN DATA

                                                     PERIODS ENDED DECEMBER 31, 2002

                                                ----------------------------------------
                                                1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                                ----------------------------------------
  Total Return before Taxes.................    -16.19%    -16.18%    15.03%    166.89%

  Average Annual Return before Taxes........    -16.19%     -5.71%     2.84%     10.31%

  Average Annual Return after Taxes on
  Distributions.............................    -17.12%     -6.96%     1.18%      7.01%

  Average Annual Return after Taxes on
  Distributions and Sale of Fund Shares.....    -9.96%      -4.63%     2.22%      7.19%

            The foregoing information is a statement of the past record of the
Fund and should not be construed as a representation or prediction of future results. The investment return and principal value of an investment in the Fund will fluctuate with changing market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Comparisons of total returns on a year-to-year basis may facilitate an understanding of how changing market conditions affect the Fund. The average annual total return permits an investor to identify the overall rate of return achieved by the Fund during a multi-year period without regard to year-to-year variations.

            Total Return before Taxes shows the percentage change in the value of an investment in the Fund over the specified periods, assuming (i) a hypothetical investment of $1,000 at the beginning of the period, (ii)
reinvestment of all dividends and distributions, (iii) deduction of all applicable charges and expenses and (iv) a complete redemption at the end of the period, without taking into account any federal, state or local income taxes that may be payable by an investor. The Fund's Average Annual Total Return before Taxes represents the annual compounded growth rate that would produce the
Total Return before Taxes achieved over the applicable period. For example, as indicated in the table above, an average annual rate of return of 2.84% before taxes would produce a total return before taxes of 15.03% over a five-year period.

            The Average Annual Return after Taxes on Distributions assumes the reinvestment of all dividends and distributions after payment of federal income taxes on the dividends and distributions. The Average Annual Return after Taxes on Distributions and Sale of Fund Shares reflects both the effect of federal income taxes on dividends and distributions and any federal income tax on capital gains realized upon sale of the shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The return after taxes on distributions and sale of Fund shares for certain periods is higher than the return before taxes and the return after taxes on distributions because the method of calculation assumes generally that you can use the capital loss realized upon the sale of Fund shares to offset income of the same tax character from other sources, thereby reducing the amount of tax you otherwise might owe.

INCOME TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

            The following is a summary of certain additional federal income tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. It does not purport to deal with all aspects of
U.S. federal income taxation that may be relevant to the Fund or the Fund's shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone's tax situation is unique, you are urged to consult your tax professional regarding the federal, state and local tax consequences that may be applicable to you.

            The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code.
As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Internal Revenue Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income for the taxable year and satisfies certain other requirements of the Internal Revenue Code relating principally to the nature of its income and assets.

            It is the Fund's policy to distribute all of its net investment income (income from dividends and interest, less expenses) and net short-term capital gain, if any, as ordinary income dividends and to distribute substantially all net long-term capital gain (net of short-term capital loss) on sales of portfolio securities as capital gain distributions. Any net capital loss realized by the Fund for a tax year may be carried over by the Fund to offset capital gain realized by the Fund for eight years following the year of the loss. If the Fund should fail to qualify for Subchapter M status, it would be subject to federal corporate income tax on its net investment income and capital gains. In addition, distributions to shareholders generally would be taxed as corporate dividends at ordinary income rates, and no portion of the dividends would be afforded capital gains treatment. In the event the Fund fails to distribute to shareholders in a calendar year an amount equal to the sum of
(i) 98% of its ordinary income (excluding capital gain), (ii) 98% of its capital gain net income (determined as of the twelve-month period ending October 31), and (iii) the amount, if any, of ordinary income and capital gain not distributed in the preceding calendar year, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed.
Because the Fund expects to distribute all of its net investment income and net capital gain, it does not expect to incur a liability for this tax.

            In general, the portion of the dividends paid by the Fund out of qualifying dividends received by the Fund from domestic corporations with respect to shares which are held by the Fund for the required holding period will be eligible, whether paid in cash or in additional shares, for the federal income tax 70% dividends-received deduction that is available to certain corporate taxpayers. Except with respect to certain cumulative dividends on preferred stock designated as such by the Fund, the required holding period is at least 46 days during the 90-day period that begins 45 days before the shares become ex-dividend with respect to such dividend, excluding certain periods during which the Fund's risk of loss is diminished. Because a portion of the dividends paid by the Fund will be paid out of, in addition to such qualifying dividends, other income such as interest income and net short-term capital gains realized by the Fund, less than 100% of the dividends will be eligible for the
70% dividends-received deduction. Dividends paid on shares of the Fund will not be eligible for the dividends-received deduction if the corporate shareholder holds such shares for less than the required holding period as generally described above.

            Other provisions of the Internal Revenue Code may also limit the availability of the dividends-received deduction to shareholders. For example, the 70% dividends-received deduction cannot, in general, exceed 70% of a corporation's taxable income (determined without regard to the 70%
dividends-received deduction). In addition, the Internal Revenue Code reduces the 70% dividends-received deduction with respect to portfolio stock where debt is attributable to the investment in such stock. In addition, the 70%
dividends-received deduction is not permitted for purposes of calculating a shareholder's alternative minimum tax.

OFFICERS AND DIRECTORS OF THE FUND

            The directors of the Fund, in addition to reviewing the actions of the Fund's Investment Adviser, decide upon matters of general policy at their regular meetings. The Fund's officers supervise the business operations of the
Fund.

            The Fund has thirteen directors who are elected for staggered terms of three years each. The directors and officers of the Fund, together with their addresses and ages, their positions with the Fund, their length of service, the years of expiration of their terms as directors and officers and their principal occupations for the last five years and other directorships held are set forth in the following table. The Fund Complex that includes the Fund consists of (1)
the Fund, (2) Asset Management Fund and (3) M.S.B. Fund, Inc., each of which is a registered investment company for which Shay Assets Management, Inc. acts as investment adviser.

                             POSITION(S)                                                       NUMBER OF
                             HELD                                                              PORTFOLIOS
                             WITH THE FUND                                                     IN FUND      OTHER
                             AND LENGTH OF    EXPIRATION    PRINCIPAL OCCUPATIONS DURING       COMPLEX      DIRECTORSHIPS
NAME, ADDRESS AND AGE        SERVICE          OF TERM       PAST 5 YEARS                       OVERSEEN     HELD†
---------------------        -------------    ----------    ----------------------------       ----------   -------------

INTERESTED DIRECTORS

JOSEPH L. MANCINO*o          President            2004      Chairman of the Board and              2        M.S.B. Fund,
1 Jericho Plaza              since 2003,          2004      Chief Executive Officer of                      Inc.; RSI
Jericho, NY 11753-8905       Director since                 The Roslyn Savings Bank and                     Retirement
Age:  65                     1996                           Vice Chairman of the Board,                     Trust
                                                            President and Chief Executive
                                                            Officer of Roslyn Bancorp, Inc.,
                                                            the holding company for the bank.

JAMES R. COYLE*o             Director since       2004      President and a director of             1       None
1535 Richmond Avenue         2003                 2004      Staten Island Bancorp, Inc. and
Staten Island, NY  10314     Vice President                 President and a director of its
Age:  56                     since 2003                     wholly-owned subsidiary, SI Bank
                                                            & Trust; Chairman and a director
                                                            of SIB Mortgage Corp., which is
                                                            a wholly-owned subsidiary of SI
                                                            Bank & Trust.

RALPH F. BROUTYo             Director             2006      Former Chairman of the Board and        1       None
P.O. Box 197                 since 1991                     Chief Executive Officer,
112 West Grove Street                                       Watertown Savings Bank.
Dexter, NY  13634
Age:  73

JOSEPH R. FICALORAo          Director since       2004      President and Chief Executive           2       M.S.B. Fund,
615 Merrick Avenue           1999                           Officer and a director of New                   Inc.; RSI
Westbury, NY  11590                                         York Community Bancorp, Inc. and                Retirement
Age:  56                                                    President of Queens County                      Trust
                                                            Savings Bank, one of its
                                                            operating divisions.

WILLIAM A. McKENNA, JR.o     Director since       2006      Chairman of the Board and Chief         8       M.S.B. Fund,
71-02 Forest Avenue          1989                           Executive Officer of Ridgewood                  Inc.; Asset
Ridgewood, NY 11385                                         Savings Bank.                                   Management
Age:  66                                                                                                    Fund; RSI
                                                                                                            Retirement
                                                                                                            Trust

CHARLES M. SPROCKo           Director since       2004      Chairman of the Board, President        1       None
100 West Dominick Street     1986                           and Chief Executive Officer, The
Rome, NY 13440                                              Rome Savings Bank and its holding
Age:  63                                                    company, Rome Bancorp, Inc.

                             POSITION(S)                                                       NUMBER OF
                             HELD                                                              PORTFOLIOS
                             WITH THE FUND                                                     IN FUND      OTHER
                             AND LENGTH OF    EXPIRATION    PRINCIPAL OCCUPATIONS DURING       COMPLEX      DIRECTORSHIPS
NAME, ADDRESS AND AGE        SERVICE          OF TERM       PAST 5 YEARS                       OVERSEEN     HELD†
---------------------        -------------    ----------    ----------------------------       ----------   -------------

NON-INTERESTED DIRECTORS

ROBERT P. CAPONE             Director since       2005      Chairman of the Board, President        1       None
10 Bank Street               1993                           and Chief Executive Officer,
White Plains, NY 10606                                      Community Mutual Savings Bank.
Age:  48

CHRIS C. GAGAS               Director since       2005      Chairman of the Board of PathFinder       1       None
214 West First Street        1986                           Bancorp, Inc. and its wholly-owned
Oswego, NY 13126                                            subsidiaries, PathFinder Bank and
Age:  72                                                    PathFinder Commercial Bank.

MICHAEL R. KALLET            Director since       2005      President and Chief Executive           1       None
182 Main Street              1990                           Officer of Oneida Financial Corp.
Oneida, NY 13421                                            and its wholly-owned subsidary,
Age:  52                                                    Oneida Savings Bank.

STEPHEN J. KELLY             Director             2006      Chairman and Chief Executive            1       None
2 Jefferson Plaza            since 1991                     Officer, Rhinebeck Savings Bank.
Poughkeepsie, NY 12601
Age:  49

ROBERT E. KERNAN, JR.        Director since       2005      Chairman of the Board, President        1       None
19 Cayuga Street             1992                           and Chief Executive Officer, The
Seneca Falls, NY 13148                                      Seneca Falls Savings Bank and
Age:  60                                                    President, Seneca Cayuga Bancorp.

CLIFFORD M. MILLER           Director since       2005      Chairman of the Board, President        1       None
180 Schwenk Drive            1999                           and Chief Executive Officer,
Kingston, NY 12401                                          Ulster Savings Bank.
Age:  60

VINCENT F. PALAGIANO         Director since       2006      Chairman of the Board and Chief         1       None
209 Havemeyer Street         1996                           Executive Officer, The Dime
Brooklyn, NY 11201                                          Savings Bank of Williamsburgh; Chairman
Age:  62                                                    of the Board and Chief Executive Officer
                                                            of Dime Community Bancshares, Inc.

                             POSITION(S)                                                       NUMBER OF
                             HELD                                                              PORTFOLIOS
                             WITH THE FUND                                                     IN FUND      OTHER
                             AND LENGTH OF    EXPIRATION    PRINCIPAL OCCUPATIONS DURING       COMPLEX      DIRECTORSHIPS
NAME, ADDRESS AND AGE        SERVICE          OF TERM       PAST 5 YEARS                       OVERSEEN     HELD†
---------------------        -------------    ----------    ----------------------------       ----------   -------------

OTHER OFFICERS

RODGER D. SHAY               Vice President       2003      Chairman and the sole director          7       M.S.B. Fund,
1000 Brickell Avenue         and Assistant                  of the Fund's Investment                        Inc.; Asset
Miami, FL  33131             Secretary                      Adviser, Shay Assets Management,                Management
Age:  66                     since 1995                     Inc.; Chairman and the sole                     Fund; Horizon
                                                            director of the Fund's                          Bank
                                                            distributor, Shay Financial
                                                            Services, Inc.; Chairman, sole
                                                            director and President of Shay
                                                            Investment Services, Inc., an
                                                            enterprise which owns 100% of
                                                            Shay Assets Management, Inc.,
                                                            and Shay Financial Services,
                                                            Inc.

EDWARD E. SAMMONS, JR.       Vice President       2003      President of the Fund's                N/A      None
230 West Monroe Street,      and Secretary                  Investment Adviser, Shay Assets
Suite 2810                   since 1995                     Management, Inc.; Executive Vice
Chicago, IL  60606                                          President of the Fund's
Age:  63                                                    distributor, Shay Financial
                                                            Services, Inc.; Executive Vice
                                                            President of Shay Investment
                                                            Services, Inc.

JOHN J. McCABE               Vice President       2003      Senior Vice President of Shay          N/A      None
200 Park Avenue, 45th Floor  since 1995                     Assets Management, Inc.
New York, NY  10166
Age:  59

MARK F. TRAUTMAN             Vice President       2003      Vice President of Shay Assets          N/A      None
200 Park Avenue, 45th Floor  since 1995                     Management, Inc.; Portfolio
New York, NY  10166                                         Manager of the Fund and M.S.B.
Age:  37                                                    Fund, Inc.

TRENT M. STATCZAR            Treasurer            2003      Financial Services Director of         N/A      None
3435 Stelzer Road            since 2002                     BISYS Fund Services Ohio, Inc.
Suite 1000                                                  since September 2000; Financial
Columbus, OH 43219                                          Services Manager of BISYS Fund
Age:  31                                                    Services Ohio, Inc. (January
                                                            1998 to September 2000);
                                                            Financial Services Associate
                                                            Manager of BISYS Fund Services
                                                            Ohio, Inc. (November 1997 to
                                                            January 1998).

                             POSITION(S)                                                       NUMBER OF
                             HELD                                                              PORTFOLIOS
                             WITH THE FUND                                                     IN FUND      OTHER
                             AND LENGTH OF    EXPIRATION    PRINCIPAL OCCUPATIONS DURING       COMPLEX      DIRECTORSHIPS
NAME, ADDRESS AND AGE        SERVICE          OF TERM       PAST 5 YEARS                       OVERSEEN     HELD†
---------------------        -------------    ----------    ----------------------------       ----------   -------------

ALAINA V. METZ               Assistant            2003      Vice President of BISYS Fund           N/A      None
3435 Stelzer Road            Secretary                      Services Ohio, Inc. since 2002;
Columbus, OH  43219          since 1999;                    Chief Administrative Officer of
Age:  36                     Assistant                      BISYS Fund Services Ohio, Inc.
                             Treasurer                      (1995-2002).
                             since 2002

†  Directorships held in (1) any other investment companies registered under the Investment Company Act of 1940, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended
   (the "Exchange Act") or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

*  These directors are regarded as interested persons under the Investment Company Act by virtue of their positions as officers of the Fund.

o  This director may be an "interested person" of the Fund as defined in the Investment Company Act because he is an executive officer or director of a bank owning 5% or more of the outstanding shares of the Fund.

            The Fund has an Executive Committee, composed of Messrs. Mancino
(Chairman),* Kallet and McKenna. Subject to limitations provided by law and the
Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2002.

            The Fund has a standing Nominating Committee, composed of Messrs.
Palagiano (Chairman), Ficalora and Kelly, whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met twice during
2002. The Nominating Committee will consider nominees proposed by stockholders.
Stockholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee.

            The Fund has a standing Audit Committee composed of Messrs. Kernan
(Chairman), Capone and Gagas. The Audit Committee has responsibility for the selection and termination of the Fund's independent auditors. The Audit
Committee also reviews with the Fund's independent auditors the scope and results of the annual audit and matters having a material effect upon the Fund's financial statements. The Audit Committee met twice during 2002.

            Each of the directors of the Fund is an officer or director of an
Eligible Institution or of a holding company which controls one or more Eligible
Institutions. Any of such Eligible Institutions may from time to time purchase at its discretion sufficient shares of the Fund so that its holding may exceed
5% of the then outstanding shares of the Fund. Eligible Institutions are not restricted by the Fund as to the number of shares of the Fund that they may purchase or hold. (See "CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.")

CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS

            Certain directors and officers of the Fund also are (or in the two most recently completed calendar years have been) directors, trustees, officers or employees of Fund's Investment Adviser or Distributor (or their affiliates)
or of Asset Management Fund or M.S.B. Fund, Inc., which are registered investment companies having the same investment adviser as the Fund, as indicated in the following table.

---------------
*  This director is an interested person under the Investment Company Act by virtue of his position as an officer of the Fund. Mr. Mancino also is an executive officer of a bank owning 5% or more of the outstanding shares of the Fund.

                                                                                        POSITION(S) HELD WITH THE
                                                                                        INVESTMENT ADVISER AND
NAME OF DIRECTOR OR OFFICER   POSITION(S) HELD WITH       POSITION(S) HELD WITH         DISTRIBUTOR AND THEIR
OF THE FUND                   ASSET MANAGEMENT FUND       M.S.B. FUND, INC.             AFFILIATES
---------------------------   ---------------------       ---------------------         -------------------------

Joseph R. Ficalora            None                        Director and President        None

Joseph L. Mancino             None                        Director                      None

John J. McCabe                None                        Vice President                Senior Vice President of the
                                                                                        Investment Adviser

William A. McKenna, Jr.       Trustee                     Director                      None

Edward E. Sammons, Jr.        President                   Vice President and Secretary  President of the Investment
                                                                                        Adviser; Executive Vice
                                                                                        President of the Distributor

Rodger D. Shay                Chairman of the Board and   Vice President and            Chairman and director of the
                              Trustee                     Assistant Secretary           Investment Adviser and the
                                                                                        Distributor; director and
                                                                                        majority stockholder of Shay
                                                                                        Investment Services, Inc.,
                                                                                        which controls the Fund's
                                                                                        Investment Adviser and
                                                                                        Distributor

Mark F. Trautman              None                        Vice President                Vice President of the
                                                                                        Investment Adviser

Trent M. Statczar             Treasurer                   Treasurer                     None

Alaina V. Metz                Assistant Secretary         Assistant Secretary           None

            James R. Coyle, a director of the Fund, is the President and Chief
Operating Officer and a director of SI Bank & Trust. The Chairman and CEO of SI
Bank & Trust is a director and Second Vice Chairman of America's Community
Bankers (the "Association"), which, prior to December 1997, owned a 50% interest in the Fund's Investment Adviser. The Association and its affiliates receive certain royalty and other payments from SISI and its affiliates.

            Michael R. Kallet, a director of the Fund, also served as a Vice
President of the Fund from 1995 to March 2003.

COMPENSATION OF DIRECTORS AND OFFICERS

            Directors of the Fund receive compensation for their services as directors of the Fund consisting of:

   o  a $10,000 annual retainer per director, payable in four quarterly installments

   o  a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person

   o  a per-meeting fee of $250 for each meeting of a Board committee attended in person on a date on which a meeting of the Board of Directors is not held.

The Board of Directors holds its regular meetings quarterly. Directors do not receive any additional fee for telephonic meetings. Directors also are reimbursed for reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund.

            In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to the compensation the President receives as a director. The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. No fee is payable for telephonic meetings of the Board of Directors or any committee. No pension or retirement benefits are paid to directors or executive officers.

            The total compensation paid to the directors and officers of the
Fund for service during 2002 was $181,750. The total amount of expenses incurred during 2002 for which the directors were reimbursed was $5,686. The Fund does not provide officers or directors, directly or indirectly, with any pension or retirement benefits.

            The following table sets forth the aggregate compensation received by each director of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during
2002. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                               COMPENSATION TABLE

                                                                                           TOTAL COMPENSATION FROM
                                                                     AGGREGATE            THE FUND AND FUND COMPLEX
                                      POSITIONS WITH THE           COMPENSATION                   (3 FUNDS)
NAME OF DIRECTOR                             FUND                  FROM THE FUND
------------------------------        ------------------      ----------------------      -------------------------
Ralph F. Brouty                            Director                   $14,000                         $14,000
Robert P. Capone                           Director                   $14,000                         $14,000
Harry P. Doherty (†)                     Director and                 $16,000                         $24,500  (1)
                                           President
Joseph R. Ficalora                         Director                   $14,000                         $24,000  (1)
Chris C. Gagas                             Director                   $14,250                         $14,250
Michael R. Kallet                          Director                   $14,000                         $14,000
Stephen J. Kelly                           Director                   $12,000                         $12,000
Robert E. Kernan, Jr.                      Director                   $14,250                         $14,250
Joseph L. Mancino                        Director and                 $13,000                         $20,750  (1)
                                        Executive Vice
                                           President
William A. McKenna, Jr.                    Director                   $14,000                         $26,500  (2)
Clifford M. Miller                         Director                   $14,000                         $14,000
Vincent F. Palagiano                       Director                   $14,000                         $14,000
Charles M. Sprock                          Director                   $14,250                         $14,250
----------------
(1) Includes compensation of $8,500 received by Mr. Doherty and $7,750 received by Mr. Mancino as directors, and
    $10,000 received by Mr. Ficalora as a director or officer, of M.S.B. Fund, Inc.
(2) Includes compensation of $8,500 received by Mr. McKenna as a director of M.S.B. Fund, Inc. and $4,000 received as a director of Asset Management Fund.
(†) Resigned as a director, effective January, 2003.

MANAGEMENT OWNERSHIP OF FUND SHARES

            Shares of the Fund are sold only to Eligible Institutions.
Accordingly, no officer or director of the Fund owns any equity securities of the Fund. However, each director of the Fund is an officer, director or trustee of an Eligible Institution, and it is expected that such Eligible Institutions may, from time to time, purchase shares of the Fund. All such directors disclaim beneficial ownership of any such shares. The Eligible Institutions with which the directors are affiliated owned approximately 92% of the outstanding shares of the Fund at April 4, 2003.

            The following table sets forth the dollar range of shares of the
Fund held by each director as of December 31, 2002, in the Fund and in all other funds overseen by the directors in the family of investment companies that includes the Fund.

                                                                                    AGGREGATE DOLLAR RANGE OF EQUITY
                                                                                  SECURITIES IN ALL FUNDS OVERSEEN BY
                                                    DOLLAR RANGE OF EQUITY          DIRECTOR IN FAMILY OF INVESTMENT
              NAME OF DIRECTOR                      SECURITIES IN THE FUND                     COMPANIES
--------------------------------------------        ----------------------        -----------------------------------
Ralph F. Brouty                                              None                                 None
Robert P. Capone                                             None                                 None
James R. Coyle                                               None                                 None
Joseph R. Ficalora                                           None                            Over $100,000
Chris C. Gagas                                               None                                 None
Michael R. Kallet                                            None                                 None
Stephen J. Kelly                                             None                                 None
Robert E. Kernan, Jr.                                        None                                 None
Joseph L. Mancino                                            None                          $10,001 - $50,000
William A. McKenna, Jr.                                      None                            Over $100,000
Clifford M. Miller                                           None                                 None
Vincent F. Palagiano                                         None                                 None
Charles M. Sprock                                            None                                 None

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

            As of April 4, 2003, Staten Island Bancorp, Inc. (which is organized as a Delaware corporation), together with its wholly-owned subsidiary, SI Bank &
Trust ( a federally chartered savings bank), 1535 Richmond Avenue, Staten
Island, New York, owned approximately 26.6% of the outstanding shares of the
Fund. As a result of such ownership, Staten Island Bancorp and SI Bank  & Trust are deemed to be controlling persons of the Fund. Their holding, if it were maintained on the record date of any meeting of shareholders of the Fund, would enable them to exercise a substantial influence over the outcome of each matter submitted to a vote of the shareholders of the Fund, including election of directors, and depending on the number of shares present in person or represented by proxy at a meeting of shareholders, may enable Staten Island
Bancorp, Inc. and SI Bank  & Trust to determine the outcome of each such vote.
James R. Coyle, who is President and a director of Staten Island Bancorp, Inc.
and President of SI Bank  & Trust, also is a director and an officer of the Fund.

            As of April 4, 2003, the following persons owned of record and, to the best of the Fund's knowledge, beneficially more than 5% of the Fund's outstanding securities, directly or indirectly through subsidiaries:

               NAME AND ADDRESS                   PERCENTAGE OWNERSHIP
               ----------------                   --------------------

               Staten Island Bancorp, Inc.                    26.6%
               1535 Richmond Avenue
               Staten Island, NY  10304

               Ridgewood Savings Bank                         18.6%
               71-02 Forest Avenue
               Ridgewood, NY  11385

               Watertown Savings Bank                         13.3%
               111 Clinton Street
               Watertown, NY  13601

               The Roslyn Savings Bank                         8.3%
               1 Jericho Plaza
               Jericho, NY  11753-8905

               New York Community Bank                         6.9%
               615 Merrick Avenue
               Westbury, NY  11590

               The Rome Savings Bank                           5.2%
               100 West Dominick Street
               Rome, NY  13440

CODE OF ETHICS

            The Fund, the Investment Adviser and the Distributor have adopted a joint Code of Ethics that governs the conduct of employees of the Fund, the
Investment Adviser and the Distributor who may have access to information about the Fund's securities transactions. The Code permits personnel subject to the
Code to purchase securities that may also be purchased by the Fund but recognizes that such persons owe a fiduciary duty to the Fund's shareholders and requires that they place the interests of shareholders ahead of their own interests. Among other things, the Code requires pre-clearance of trading of initial public offerings and limited offerings by investment personnel and requires reporting of personal securities transactions. Violations of the Code are subject to review by the directors and could result in penalties.

INVESTMENT ADVISORY AND OTHER SERVICES

            Shay Assets Management, Inc. serves as the Investment Adviser of the
Fund; BISYS Fund Services Ohio, Inc. serves as its administrator and transfer agent; and The Bank of New York is the custodian for the Fund.

INVESTMENT ADVISER

            Shay Assets Management, Inc. (the "Investment Adviser") makes investment decisions for the Fund and is responsible for placing purchase and sale orders for portfolio securities and other investments. Under the investment advisory agreement between the Investment Adviser and the Fund (the "Investment
Advisory Agreement"), the Investment Adviser receives a fee from the Fund computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced
(but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors' fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the
Fund's average daily net assets during any fiscal year during the term of the
Fund's agreement with the Investment Adviser. The Investment Advisory Agreement
also provides for a reduction in the fee payable to the Investment Adviser to the extent the expenses of the Fund would exceed any applicable limit established pursuant to the statutes or regulations of any jurisdictions in which the Fund's shares are qualified for offer and sale. However, the Fund's shares are not offered or sold in any jurisdiction that imposes such a limitation. These limitations did not result in any reduction of the Investment
Adviser's fee in 2002. The total amounts paid by the Fund for the years ended
December 31, 2000, 2001 and 2002, respectively, in respect of investment advisory services were $805,684, $774,581 and $748,395, respectively, representing 0.72%, 0.74% and 0.74% of the Fund's average daily net assets
(after all fee reductions and expense limitations). The Investment Adviser pays for the Fund's legal counsel to prepare the minutes of meetings of the Board of
Directors and its committees to the extent not prepared by the Fund's administrator.

            In determining whether to renew the Investment Advisory Agreement each year, the Board of Directors evaluates information provided by the
Investment Adviser in accordance with Section 15(c) of the Investment Company
Act of 1940. The Investment Advisory Agreement was most recently renewed by the
Board of Directors at its meeting held in April 2003. The Board of Directors considered a number of factors in deciding to renew the agreement, including the nature and quality of services provided to the Fund, fees and expenses borne by the Fund, the investment performance of the Fund, the amount and structure of the investment advisory fee paid by the Fund and the financial results and financial condition of the Investment Adviser.

            In reviewing the quality of services provided to the Fund, the Board of Directors noted the nature and quality of the investment analysis and the discipline of the investment style used by the Investment Adviser in managing the Fund's portfolio. The directors also considered the quality and experience of the Investment Adviser's organization in general and the investment professionals having principal responsibility for the Fund's investments. In evaluating the investment performance of the Fund, the Board of Directors noted
the importance of evaluating the performance of the Fund over an entire market cycle, including both periods of market appreciation and periods of market declines and that in particular short-term periods the Fund's performance might deviate significantly from its peer group or market averages. The directors also noted that over the most recent calendar year prior to their consideration of the renewal of the Investment Advisory Agreement the Fund performed significantly better than its mutual fund peer group and the market averages represented by the Standard & Poor's 500 Index and performed competitively with the Dow Jones Industrial Average and that over longer periods of three, five and ten years, the Fund significantly outperformed or was competitive with its peer group or the market averages.

            In reviewing the fees and expenses borne by the Fund, the Board of
Directors noted, among other things, that the investment advisory fee paid by the Fund and the Fund's overall expense ratio were competitive with those of other similar funds of similar size. The Board of Directors also considered the expense limitation contained in the Investment Advisory Agreement and steps taken by the Investment Adviser to help control the Fund's administration and transfer agency expenses.

            Based on their review, the Board of Directors (including a majority of the non-interested directors of the Fund) concluded, among other things, that the investment advisory fee, when evaluated in light of soft-dollar brokerage arrangements that benefited the Investment Adviser and other relevant circumstances, did not result in an excessive profit to the Investment Adviser, that the investment advisory fees and other expenses of the Fund were fair and reasonable, both absolutely and in comparison with those of other funds in the industry, and that the Fund had received reasonable value in return for paying the investment advisory fee under the Investment Advisory Agreement.

            The Investment Adviser is a registered investment adviser under the
Investment Advisers Act of 1940 and serves as investment adviser to Asset
Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $4.7 billion at December
31, 2002, and M.S.B. Fund, Inc., a registered investment company with net assets of approximately $50 million as of December 31, 2002.

            The Investment Adviser, Shay Assets Management, Inc., is a Florida
corporation that is controlled by Rodger D. Shay, who is a Vice President of the
Fund. The Investment Adviser is a wholly-owned subsidiary of Shay Investment
Services, Inc., which is the holding company for the Fund's Investment Adviser and Distributor and certain other related companies engaged primarily in securities-related businesses. Rodger D. Shay is the majority stockholder of
Shay Investment Services, Inc. The Investment Adviser's principal office is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606.

            Shay Assets Management, Inc. (together with its predecessor, Shay
Assets Management Co.) has served as the Fund's Investment Adviser since May 19,
1995. The Fund's current Investment Advisory Agreement with Shay Assets
Management, Inc. was approved by the shareholders of the Fund on November 13,
1997.

            Under the Investment Advisory Agreement, the Investment Adviser is
not liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or (iii) reckless disregard by it of its obligations and duties under the agreement.

            The Investment Advisory Agreement will continue in effect from year to year, subject to termination by the Fund or the Investment Adviser as described below, if such continuance is approved at least annually by the vote of the Fund's Board of Directors and a majority of the directors of the Fund who are not "interested persons" of the Fund or of the Investment Adviser.

            The Investment Adviser may terminate the Investment Advisory
Agreement upon 90 days' written notice to the Fund. The Investment Advisory
Agreement can be terminated at any time without penalty by the Fund upon 30 days' written notice to the Investment Adviser. The Investment Advisory
Agreement will terminate automatically in the event of its assignment.

            Certain directors and officers of the Fund also are directors, officers or employees of the Investment Adviser and its affiliates. See "CERTAIN
OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS."

ADMINISTRATOR, TRANSFER AGENT AND CUSTODIAN

            ADMINISTRATOR AND TRANSFER AGENT. BISYS Fund Services Ohio, Inc.
("BISYS"), 3435 Stelzer Road, Columbus, Ohio 43219, is the Fund's administrator and transfer agent. Pursuant to the terms of the Administration and Fund
Accounting Agreements between the Fund and BISYS, BISYS performs various administrative services for the Fund, including (i) maintenance of the Fund's books and records, (ii) preparation of various filings, reports, statements and returns filed with governmental authorities or distributed to shareholders of the Fund and (iii) computation of the Fund's net asset value for purposes of sales and redemptions of shares.

            The Fund pays BISYS for its services a fee computed at the annual rate of 0.10% of the first $200 million of the Fund's average net assets, 0.075%
of the next $200 million of average net assets, with further reductions in the applicable rate for net assets in excess of $400 million, subject to a minimum annual charge of $80,400. BISYS has served as the Fund's administrator and fund accountant since August 1, 1999, and as the Fund's transfer agent since
September 13, 1999. The amounts paid to BISYS for such services for the years
2000, 2001 and 2002 were $111,263, $105,091 and $101,280, respectively.

            Certain employees of BISYS also are officers of the Fund. See
"OFFICERS AND DIRECTORS OF THE FUND."

            CUSTODIAN. The Bank of New York (the "Custodian"), One Wall Street,
New York, New York, is the custodian of the Fund's investments and has served in that capacity since July 30, 1999.

DISTRIBUTOR

            Shay Financial Services, Inc. (the "Distributor") is the distributor of the Fund. The Distributor is a Florida corporation that is controlled by
Rodger D. Shay, who is an officer of the Fund. The principal business address of the Distributor is 230 West Monroe Street, Chicago, Illinois 60606.

            The Fund has authorized the Distributor to undertake certain activities in connection with the continuous offer and sale of shares of the
Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor is obligated to use its best efforts to effect sales of shares of the Fund, but has no obligation to sell any particular number of shares. The Distributor does not receive any compensation from the Fund in connection with such activities.

            Certain directors and officers of the Fund also are directors, officers or employees of the Distributor and its affiliates. See "OFFICERS AND
DIRECTORS OF THE FUND."

INDEPENDENT AUDITORS

            Ernst & Young LLP, 1100 Huntington Center, 41 South High Street,
Columbus, Ohio 43215, independent auditors for the Fund, audit and report on the Fund's annual financial statements and review the Fund's tax returns.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

            The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. The Investment Adviser is thus authorized to pay a brokerage commission in excess of the commission that another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. Transactions in portfolio securities were effected during the calendar year 2002 through a total of 2 brokers, drawn from a list of brokers selected by the Investment Adviser on the basis of their ability to provide efficient execution of portfolio transactions and investment research and statistical information. A large majority of the Fund's portfolio transactions are executed on national securities exchanges through member firms. However, when the Investment Adviser believes that a better price can be obtained for the
Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market.
The brokerage list is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost. The Investment Adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the
Board of Directors periodically reviews the reasonableness of such commissions as well.

            In 2002, approximately 47% of the Fund's total brokerage commissions were paid to brokers that provided investment research and statistical information to the Investment Adviser. The research and statistical information provided to the Investment Adviser consist primarily of written and electronic reports and presentations analyzing specific companies, industry sectors, the stock market and the economy. To the extent that the Investment Adviser uses such research and information in rendering investment advice to the Fund, the research and information tend to reduce the Investment Adviser's expenses. The
Investment Adviser may use research services and statistical information furnished by brokers through which the Fund effects securities transactions in servicing all of its accounts, and the Investment Adviser may not use all such services in connection with the Fund. The total amounts of brokerage commissions paid in 2000, 2001 and 2002 were $52,230, $32,081 and $33,660, respectively.

            Neither the Fund nor any of its officers or directors, nor its
Investment Adviser, is affiliated with any broker employed by the Fund in connection with the purchase or sale of portfolio securities or other investments.

EXPENSES OF THE FUND

            The Fund is responsible for the payment of its expenses. Such expenses include, without limitation, the fees payable to the Fund's Investment
Adviser, administrator, transfer agent and custodian; brokerage fees and expenses; filing fees for the registration or qualification of the Fund's shares under federal or state securities laws; taxes; interest; the cost of liability insurance, fidelity bonds, indemnification expenses; legal and auditing fees and expenses; any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Fund for violation of any law; expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities; the compensation and expenses of the Fund's directors and officers who are not affiliated with the Fund's Investment Adviser or administrator; and
any extraordinary expenses incurred by the Fund. Annual and semi-annual reports to shareholders include a statement of operational expenses.

DESCRIPTION OF CAPITAL STOCK

            The capital stock of the Fund consists of a single class of common shares with a par value of $1.00 per share. Each common share entitles the holder to one vote for the election of directors and on all other matters. These shares have non-cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. All shares have equal rights to participate in any dividends declared and, in the event of liquidation, in the assets of the Fund. Upon issuance and payment in accordance with the terms herein described, the shares will be fully paid and nonassessable. There are no conversion rights, preemptive rights or sinking fund provisions with respect to the Fund's shares.

            Shares of stock of the Fund may not be sold or transferred to or be owned by, any person other than an Eligible Institution.

GENERAL INFORMATION

            Statements contained in the Prospectus and this Statement of
Additional Information as to the contents of any contract or agreement or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement of which the Prospectus and this Statement of Additional Information form a part, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

            The audited financial statements of the Fund for the fiscal year ended December 31, 2002, including the notes thereto and the report of Ernst &
Young LLP, contained in the Fund's Annual Report to shareholders for the year ended December 31, 2002 (the "Annual Report") are incorporated herein by reference. Ernst & Young LLP has audited such financial statements, and the financial statements are incorporated by reference in reliance on the report of
Ernst & Young LLP and the authority of such firm as experts in accounting and auditing. The financial highlights for the years prior to 2002 were audited by other independent accountants. Except as set forth above, this Statement of
Additional Information does not incorporate any other portion of the Annual
Report.
            The Fund will provide a copy of the Annual Report without charge to each person to whom this Statement of Additional Information is delivered.
Investors should direct requests to the Fund in writing c/o the Fund's
Distributor, Shay Financial Services, Inc., 230 West Monroe Street, Chicago,
Illinois 60606, or by telephone at 800-527-3713.

                            PART C. OTHER INFORMATION

ITEM 23.  EXHIBITS

            (a)   Certificate of Incorporation

                  (1)   Restated Certificate of Incorporation of the Registrant.
                        Previously filed with Amendment No. 9 as Exhibit 1.

                  (2)   Amendment to Certificate of Incorporation to change the
                        name of the Fund.

            (b)   By-Laws of the Registrant.

            (c)   Instruments Defining Rights of Security Holders

                  (1)   Form of Certificate for Common Stock. Previously filed
                        with Amendment No. 2 as Exhibit 4.

                  (2)   Articles Third, Fourth, Ninth, Tenth and Eleventh of
                        Certificate of Incorporation. (See Exhibit (a).)

                  (3)   Articles II, VI, VII, VIII, IX, XV and XVI of By-Laws.
                        (See Exhibit (b).)

            (d)   Investment Advisory Agreement dated as of December 9, 1997, between the Registrant and Shay Assets Management, Inc.
                  Previously filed with Amendment No. 10 as Exhibit 5.

            (e)   Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc. Previously
                  filed with Amendment No. 10 as Exhibit 9(c).

            (f)   Not Applicable.

            (g)   Custodian Agreements

                  (1)   Custodian Services Agreement dated as of July 30, 1999,
                        between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(1).

                  (2)   Domestic Custodian Fee Schedule dated as of August 25,
                        1999, between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(2).

                  (3)   Cash Management Agreement dated as of July 30, 1999,
                        between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(3).

            (h)   Other Material Contracts

                  (1)   Administration Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(1).

                  (2)   Transfer Agency Agreement dated as of September 13,
                        1999, between the Registrant and BISYS Fund Services
                        Ohio, Inc. Previously filed with Amendment No. 12 as
                        Exhibit H(2).

                  (3)   Fund Accounting Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(3).

                  (4)   Omnibus Fee Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(4).

            (i)   Not Applicable.

            (j)   Not Applicable.

            (k)   Not Applicable.

            (l)   Not Applicable.

            (m)   Not Applicable.

            (n)   Not Applicable.

            (o)   Reserved.

            (p)   Code of Ethics. Previously filed with Amendment No. 12 as
                  Exhibit P.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

            As of April 4, 2003, Staten Island Bancorp, Inc. (which is organized as a Delaware corporation), together with its wholly-owned subsidiary, SI Bank  &
Trust ( a federally chartered savings bank), 1535 Richmond Avenue, Staten
Island, New York, owned approximately 26.6% of the outstanding shares of the
Fund. As a result of such ownership, Staten Island Bancorp and SI Bank  & Trust are deemed to be controlling persons of the Fund. The following companies, which are direct or indirect wholly-owned subsidiaries of Staten Island Bancorp, are deemed to be under common control with the Registrant: SI Bank  & Trust, a federally chartered savings bank; SIB Investment Corporation, a New Jersey corporation; SIB Mortgage Corp., a New Jersey corporation; Staten Island Funding
Corporation, a Maryland corporation; and SIB Financial Services Corporation, a
New York corporation.

ITEM 25.  INDEMNIFICATION

            Sections 721-726 of the New York Business Corporation Law provide that a New York corporation shall have the power and, in certain cases, the obligation to indemnify officers or directors against certain liabilities.
Article XVII of the by-laws of the Registrant provides that the Registrant shall indemnify directors or officers to the full extent permitted by New York law.

            Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            In addition, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, indemnification by the Registrant of its directors and officers against liabilities arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices is against public policy and, therefore, unenforceable. In the event that any questions arise as to the lawfulness of indemnification under the Investment Company Act of 1940 or the advancement of legal fees or other expenses incurred by its officers and directors, the
Registrant will not advance such expenses or provide such indemnification unless there has been a determination by a court, by a vote of a majority of a quorum consisting of disinterested, non-party directors, or by independent legal counsel in a written opinion or by other reasonable and fair means that such indemnification or advancement would not violate Section 17 of the Investment
Company Act of 1940 and the rules and regulations thereunder.

            In addition, the Registrant has entered into a Directors and
Officers Liability Insurance Policy that insures against loss which any directors or officers of the Registrant are obligated to pay by reason of claims based on actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being directors or officers. The policy does not protect or purport to protect any director or officer against any loss arising from fines or penalties imposed by law or matters which may be deemed uninsurable under the law.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

            Incorporated herein by reference from the Statement of Additional
Information are the following: the description of the business of Shay Assets
Management, Inc. (the "Investment Adviser") contained in the section entitled
"Investment Advisory and Other Services;" the information concerning the organization and controlling persons of Shay Financial Services, Inc. (the
"Distributor") contained in the section entitled "Investment Advisory and Other
Services;" and the biographical information pertaining to Messrs. Shay, Sammons,
McCabe and Trautman contained in the section entitled "Officers and Directors of the Fund."

            The principal office of the Investment Adviser is located at 230
West Monroe Street, Suite 2810, Chicago, Illinois, 60606. The Investment
Adviser's investment advisory activities relating to the Fund are conducted out of its office in New York City. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc. ("SISI"). SISI is a closely held corporation controlled by Rodger D. Shay, Sr. (who also is a director and officer of the Fund) and Rodger D. Shay, Jr. Shay Financial Services, Inc.
("SFSI") and First Financial Trust Company ("FFTC") are also wholly-owned subsidiaries of SISI. The principal offices of SISI and SFSI are located at 1000
Brickell Avenue, Miami, Florida, 33131. FFTC is located at 8500 Freeport Parkway
South, Suite 130, Irving Texas 75063.

            Rodger D. Shay, Sr. is the Chairman of the Investment Adviser, SISI,
and SFSI. Edward E. Sammons, Jr. is President of the Investment Adviser and
Executive Vice President of SISI and SFSI. Rodger D. Shay, Jr. is the President
and Chief Executive Officer of SFSI and Executive Vice President of the
Investment Adviser. Rodger D. Shay, Jr. also is a director of Family Financial
Life Insurance Company. Robert T. Podraza is a Vice President of the Investment
Adviser, SISI and SFSI.

            SFSI is a securities broker-dealer registered with the Securities and Exchange Commission. FFTC is a Texas trust company which provides custodial services, primarily for institutional customers of SFSI.

            The Investment Adviser acts as investment adviser to the Fund and two other registered investment companies, Asset Management Fund and M.S.B.
Fund, Inc. In addition, the Investment Adviser acts as investment adviser to several savings banks located in New York State on a non-discretionary basis.

ITEM 27.  PRINCIPAL UNDERWRITERS

            (a) The Distributor, Shay Financial Services, Inc., serves as the principal distributor for M.S.B. Fund, Inc. and AMF in addition to serving the
Fund.

            (b) The names, principal business addresses, positions with the
Distributor and positions and offices with the Fund of each director and officer of the Distributor are set forth in the following table.

NAME AND PRINCIPAL BUSINESS
ADDRESS OF DIRECTOR OR         POSITIONS AND OFFICES WITH THE
OFFICER OF THE DISTRIBUTOR     DISTRIBUTOR                                POSITIONS AND OFFICES WITH THE FUND
---------------------------    -------------------------------------      --------------------------------------

Rodger D. Shay, Sr.            Chairman and Director                      Vice President and Assistant Secretary
1000 Brickell Avenue
Miami, Florida 33131

Rodger D. Shay, Jr.            President and Chief Executive Officer      None
1000 Brickell Avenue
Miami, Florida 33131

Edward E. Sammons, Jr.         Executive Vice President                   Vice President and Secretary
230 West Monroe Street
Chicago, Illinois 60606

Robert T. Podraza              Vice President and Chief Compliance        None
1000 Brickell Avenue           Officer
Miami, Florida 33131

Daniel K. Ellenwood            Operations Manager and Assistant Vice      None
230 West Monroe Street         President
Chicago, Illinois 60606

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

            The books and other documents required to be maintained pursuant to
Rule 31a-1(b) (4) and (b) (10) are in the physical possession of the Fund's
Investment Adviser, Shay Assets Management, Inc., 230 West Monroe Street, Suite
2810, Chicago, Illinois 60606; accounts, books and other documents required by
Rule 31a-1(b) (5) through (7) and (b) (11) and Rule 31a-1(f) are in the physical possession of Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810,
Chicago, Illinois 60606; all other books, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and
the Rules promulgated thereunder are in the physical possession of BISYS Fund
Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219 or 60 State Street,
Suite 1300, Boston, Massachusetts 02109.

ITEM 29.  MANAGEMENT SERVICES

            Not Applicable.

ITEM 30.  UNDERTAKINGS

            Not Applicable.

SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of
New York on April 30, 2003.

                                                 ASSET MANAGEMENT FUND LARGE CAP
                                                 EQUITY INSTITUTIONAL FUND, INC.

                                                 By: /S/  MARK F. TRAUTMAN
                                                     ---------------------------
                                                     Mark F. Trautman
                                                     Vice President